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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[x]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                NCR Corporation
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:


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Source: NCR Corporation Shareholder Services, 1-800-627-2303
Date:   March 15, 1999-April 14, 1999

                                      NCR
                        AUTOMATED VOICE RESPONSE SYSTEM


 .  Welcome to NCR Shareholder Services.

 . NCR Corporation has not paid dividends since its spin-off from AT&T, which was effective December 31, 1996. Therefore, you will not receive a 1099 dividend form from NCR.


                                   MAIN MENU

 .  To listen to current company information, press one.
                                             ---------

 .  To receive cost basis or stock transfer instructions, press two.
                                                         ---------

 .  For closing market prices, press three.
                              -----------

     (After hearing closing price) To hear additional prices for a specific date, press one, or remain on the line to select other options (main menu)
           ---------

 .  For specific account information, press four.
                                     ----------

 .  To change or establish a personal identification number, press five.
                                                            ----------

 .  To change your address or speak with a customer service representative, press
                                                                           -----
   zero. If you are calling from a rotary phone, please remain on the line.
   ----

 .  To repeat this menu, press star.
                        ----------

                              COMPANY INFORMATION


 .  Why is NCR proposing the stock splits?, please press one
                                                  ---------

 .  What is the benefit to registered stockholders?, please press two
                                                           ---------

 .  How will I be treated if I own fewer than ten shares in a record account?, please press three
          -----------

 .  Will I be affected if I own 10 or more shares in my record account?, please press four
          ----------

 .  What if I hold my shares in street name with my broker?, please press five
                                                                   ----------

 .  When will the transaction occur?, please press six
                                            ---------

Q#1: Why is NCR proposing the stock splits?

A: As of the record date for the 1999 Annual Meeting , February 8, 1999, NCR had approximately 1 million registered stockholders, of which approximately 600,000 held less than 10 shares. Reducing the number of small odd-lot positions will provide significant corporate savings and cost benefits. It is estimated that this proposed transaction will save the Company approximately $2 million per year. For more detailed information please refer to NCR's 1999 Proxy Statement (pages 8-18).


Q#2: What is the benefit to registered shareholders?

A: For registered holders of less than ten shares, it provides a way to "cash out" of their small positions without transaction costs, such as brokerage commissions or fees. Due to the ratio of NCR shares distributed to AT&T stockholders at the time of the spin-off, many stockholders received less than 100 shares of NCR stock. Because of the inconvenience and high brokerage commissions charged to sell odd-lots, many shareholders have expressed a desire for a low-cost way to receive cash for these holdings. In response, NCR is proposing this transaction, which provides a cost-effective opportunity for shareholders owning fewer than 10 shares to receive cash for their holdings. For more detailed information, please refer to NCR's 1999 Proxy Statement (pages 8-18).

Q#3: How will I be treated if I own fewer than ten shares in a record account?

A: If the transaction is completed, you will be entitled to receive a cash payment (without interest) based upon the trading value of your cashed-out shares. For more detailed information please refer to NCR's 1999 Proxy Statement (pages 8-18).

Q#4: Will I be affected if I own 10 or more shares in my record account?

A: No. The transaction only affects registered holders of fewer than 10 NCR shares. For more detailed information please refer to NCR's 1999 Proxy Statement (pages 8-18).

Q#5: What if I hold my shares in street name with my broker?

A: While NCR would have liked to extend the transaction to street name holders, extenuating circumstances prevented us from being able to structure the transaction in that way. Therefore, we do not intend for the proposed transaction to affect stockholders holding NCR stock in street name through a nominee (such as a bank or broker). However, each nominee may have different procedures, therefore, NCR stockholders holding NCR stock in street name should contact their nominees to determine whether they will be affected by the transaction.

     Note: If you hold fewer than 10 shares in street name and want to be cashed-out, you should instruct your nominee to transfer your shares into a record account so they are registered in your name and settled prior to May 14, 1999. For more detailed information please refer to NCR's 1999 Proxy Statement.

Q#6: When will the transaction occur?

A: If NCR's stockholders approve this proposal and the transaction is completed as described in the 1999 proxy statement, the reverse and forward splits would take place after the close of the market on Friday, May 14, 1999. For more detailed information please refer to NCR's 1999 Proxy Statement (pages 8-18).